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                                                                      EXHIBIT 99

                                                                  CONFORMED COPY
                                                                  --------------

                           DATED 31ST DECEMBER, 1997


                       TERRA INTERNATIONAL (CANADA) INC.

                                      and

                        ICI CHEMICALS & POLYMERS LIMITED


                -----------------------------------------------
                       AMMONIUM NITRATE HEDGING AGREEMENT
                -----------------------------------------------


                                 ALLEN & OVERY
                                     London

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THIS AGREEMENT is made on 31st December, 1997 BETWEEN:

(1) TERRA INTERNATIONAL (CANADA) INC., 252 Pall Mall Street, Suite 200 London, Ontario, Canada N6A 5P6 an Ontario corporation ("Terra"); and

(2) ICI CHEMICALS & POLYMERS LIMITED, (registered number 358535) a company incorporated under the laws of England (the "Counterparty").

WHEREAS:

(A) An affiliate of Terra has acquired from the Counterparty a business (the "Business") engaged in the manufacture of ammonium nitrate in the United Kingdom pursuant to a Sale of Business Agreement dated 20th November 1997.

(B) The revenues of the Business from sales of ammonium nitrate during the calendar years ending 31st December, 1998, 1999, 2000, 2001, 2002 and, if clause 3 applies, 2003 (each year is referred to as a "Rights Period") are expected to vary depending on the market price of ammonium nitrate at the time of sale, with such revenues increasing if prices increase and declining if prices decline.

(C) Terra and its affiliates are desirous of reducing their risk with respect to future changes in the market prices of ammonium nitrate with respect to the Business by receiving a fixed cash payment from the Counterparty in exchange for undertaking an obligation to make future payments to the Counterparty in the event that a portion of the ammonium nitrate produced by the Business is sold for more than a specified amount during the Rights Periods.

(D) Terra Industries Inc., the ultimate parent company of Terra, has agreed to guarantee the obligations of Terra, and certain other subsidiaries, in connection with the acquisition of the Business.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.   PURCHASE OF RIGHTS

     The Counterparty will pay to Terra on each of the first three Payment Days (as such term is defined in clause 2(a) below) the sum of (Pounds) 2.7 million; provided, however, that if any amount is payable on such Payment Day from Terra to the Counterparty under clause 2(a) below, the Counterparty may instead instruct Terra to deduct the amount which would otherwise be due under this clause from the amount Terra is required to pay under clause 2(a) below.

2.   GRANTS OF RIGHTS

     (a) Terra will pay to the Counterparty, within 30 days after the end of each Rights Period (such day being referred to as a "Payment Day"), the amount, if any, computed to be due for such Rights Period in accordance with this paragraph.

          For each Rights Period, the amount, if any, payable hereunder by Terra to the Counterparty shall be an amount in pounds sterling equal to the product of 500,000 times:
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                                       2

          (i) the average delivered selling price (taking account of all rebates and discounts) per metric tonne of all bagged ammonium nitrate fertiliser (the "Product") sold in the UK by the then owner of the Business during such Rights Period, minus

          (ii)  (pounds)100.

          Notwithstanding the foregoing, the total amount payable hereunder shall, subject to clause 3 below, not exceed (pounds)58.1 million in the aggregate for all Rights Periods.

     (b) If Terra so elects by written notice of not less than 14 days to the Counterparty and provided Terra Industries Inc. is not insolvent, Terra may, in lieu of making any portion or all of the foregoing payment for any Rights Period, deliver to the Counterparty at such address as the Counterparty nominates for the purpose in the UK, up to 500,000 tonnes of Product for such Rights Period against payment by the Counterparty to Terra in cash of (pounds)100 per tonne so delivered. For each tonne so delivered, the number 500,000 used in clause 2(a) will be reduced by one.

3.   UNRECOMPENSED FORCE MAJEURE

     (a) If the Counterparty would be entitled to be paid an amount in excess of the Capped Amount (as defined below) in any Rights Period but an Unrecompensed Force Majeure Event (as defined below) has occurred then Terra shall be entitled to serve a Hardship Notice upon the Counterparty in accordance with sub-clause (b) below.

     (b) A Hardship Notice shall comprise a certificate by an officer of Terra, countersigned by an officer of Terra Industries Inc., confirming that the circumstances in sub-clause (a) have occurred supported by a certificate from Terra's insurers to the effect that the insurance cover is not available in respect of the Unrecompensed Force Majeure Event (in the terms described in the definition "Unrecompensed Force Majeure Event" below).

     (c) If a Hardship Notice is validly served it shall have the following effect:

          (i) the maximum payment for the Rights Period in question shall be the Capped Amount;

          (ii) the maximum amount payable under this agreement shall be increased from (pounds)58.1 million to (pounds)61.1 million; and

          (iii) the period in respect of which payments may be due hereunder shall be extended by one additional calendar year.

     (d) In this Agreement "Unrecompensed Force Majeure Event" means any event beyond the reasonable control of the (then) owner of the Business which materially affects the operation of the Business and subsists for a continuous period of 60 days or more and for which by reason of the nature of the incident(s) the then owner is not able to be recompensed under the business interruption insurance in force in respect of the Business for the Rights Period in question.

     (e) In this Agreement the "Capped Amount" means (pounds)12.7 million in any of the years ending 31 December, 1998, 1999 or 2000 and (pounds)10 million in any of the subsequent years.
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                                       3

4.   SALE

     (a) This Agreement shall apply irrespective of which member or members of the group of companies of which Terra Industries Inc. is the ultimate parent company is the owner of the Business.

     (b) This Agreement shall not prevent Terra selling or otherwise disposing of the Business or its interest therein but such sale or disposal shall not relieve Terra (or Terra Industries Inc. under its guarantee) of the obligations to make payments under this Agreement and references to sales of Product shall be deemed to include sales by any successor. Terra shall be obliged to ensure that all rights of the Counterparty under this Agreement, including rights of verification, are not prejudiced by any such sale or disposal.

5.   VERIFICATION RIGHTS

     (a) On each Payment Day, Terra shall provide to the Counterparty a certificate signed by an officer, certifying the calculations made and date used for such calculations to be used in determining the amount, if any, due on such Payment Day.

     (b) Terra shall keep complete, true and accurate books of account and records for the purpose of showing the correctness of the above calculations and such certificate. Those books and records shall be made available during normal working hours for inspection by an independent chartered public accountant selected by the Counterparty (the "Accountant"), to whom Terra has no reasonable objection, for the purpose of verifying the correctness of the applicable certificate.

     (c) The Accountant shall be obliged to treat such books and records as confidential: provided, however, that the Accountant may disclose to the Counterparty whether the applicable certificate is correct and, if it is not, how it is not.

     (d) The Counterparty shall pay the costs of such inspection unless the Accountant determines that the calculation is incorrect in which case the costs shall be borne as the Accountant shall determine having regard to the degree by which the calculation is incorrect.

     (e) The determination of the Accountant shall be final and binding on the parties.

6.   GOVERNING LAWS

     This Agreement shall be governed by, and construed and interpreted in accordance with the laws of England (excluding principles of conflicts of laws).

7.   INDEPENDENT ACCOUNTANT

(a) If the parties disagree on the application of clause 3 (Unrecompensed Force Majeure) either party may give notice to the other requiring the appointment of an independent accounting firm of international reputation (the "Independent Accountant"). If the parties are unable to agree upon the Independent Accountant within 14 days of such notice, then the Independent Accountant shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either party.
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                                       4

(b) If the Independent Accountant delays or becomes unwilling or incapable of acting or if for any other reason the President for the time being of the Institute of Chartered Accountants in England and Wales thinks fit he may discharge the Independent Accountant and, in the absence of agreement between the parties, appoint another in his place.

(c) The Independent Accountant shall act as an expert and not as an arbitrator and his decision shall (in the absence of manifest error or material departure from instructions) be final and binding on the parties. The Independent Accountant shall afford the parties the opportunity of making written representations to him.

(d) The fees and expenses of the Independent Accountant shall be borne by the parties in equal shares unless the Independent Accountant otherwise determines.

8.   Notices

     Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other shall be in writing and shall be delivered in person or by confirmed facsimile transmission as follows:

     Terra:

     c/o Terra Industries, Inc.
     600 Fourth Street
     Terra Centre
     Sioux City, Iowa 51101
     Facsimile: 001 712 279 8703
     Attention: George H. Valentine, Esq.

     Counterparty:

     ICI Chemicals & Polymers Limited
     The Heath
     Runcorn
     Cheshire
     WA7 4QF
     Facsimile: 00 44 1928 515 555
     Attention: The Company Secretary

     Notice given by personal delivery shall be effective upon actual receipt. Notices given by facsimile transmission shall be effective at 5.00 p.m., local time, at the place of receipt on the next business day after transmission of confirmation of receipt by the sending party. Either party may change any address to which notices are required to be given by giving notice thereof as provided above.

9.   Miscellaneous

     (a) The section headings contained in this Agreement are for the convenience of the parties only and shall not be interpreted as part of this Agreement.
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                                       5

     (b) Waiver by one party of the other party's breach of any provision of this Agreement shall not be deemed a waiver of any subsequent or continuing breach of such provision or of the breach of any other provision or provisions hereof.

     (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (d) All amounts of money referred to in this Agreement shall be construed to mean money which at the time is lawful of money to the United Kingdom.

     (e) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms.

     (f) Terra hereby waives and relinquishes any right of set-off or counterclaim deduction or retention which Terra might otherwise have in relation to any payment under this Agreement.

     (g) This Agreement shall not be modified except by written instrument executed by duly authorized representatives of the parties.

     (h) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

TERRA INTERNATIONAL (CANADA) INC.

By:     G.H. VALENTINE
Name:   G.H. VALENTINE
Title:  VICE PRESIDENT

ICI CHEMICALS & POLYMERS LIMITED

By:     J.K. REYNOLDS
Name:   J.K. REYNOLDS
Title:  BUSINESS MANAGER